U.S. SECURITIES AND EXCHANGE COMMISSION

                          Washington, DC 20549

                                 Form 8-K

                             CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):       November 5, 1998


                     California Micro Devices Corporation
                    -------------------------------------
          (Exact name of registrant as specified in its charter)


       California                   33-399-77                   94-2672609
       -------------------------------------------------------------------
 (State or other jurisdiction      (Commission              (IRS Employer
  of Incorporation)                 File Number)          Identification No.)


       215 Topaz Street, Milpitas, CA                      95035-5430
       ------------------------------                      ----------
   (Address of principal executive offices)                (Zip Code)


    Registrant's telephone number, including area code:    (408)263-3214
                                                           -------------
                               Not Applicable
                               --------------
       (Former name or former address, if changed since last report)

Item 5.   Selection of New Officer

          On November 5, 1998, the Board of Directors of California Micro Devices Corporation (the "Company"), at a regularly scheduled meeting, elected Charles Bellavia, Vice President of Worldwide Sales, as an Officer of the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  November 30, 1998               CALIFORNIA MICRO DEVICES CORPORATION



                                        By:   /s/ Scott Hover-Smoot
                                              ---------------------
                                              Scott Hover-Smoot
                                              Secretary

Corporate Press Release
November 30, 1998
                                              For Further Information Contact:
                                              Gayle Bullock, Media
                                                  Voice:  (408)934-3118
                                                  Email:  gayleb@calmicro.com

                                              Jeffrey C. Kalb, President/ CEO
                                                  Voice:  (408) 934-3106
                                                  Email:  jeffk@calmicro.com

Photographs attached or available upon request.
(c) California Micro Devices Corp.  All Rights Reserved.
P/Active (r) is a registered trademark of California Micro Devices.

November 30, 1998, Milpitas, California (NASDAQ NMS: CAMD) - California Micro Devices Corporation announced today the appointment of Charles F. Bellavia as Vice President of Worldwide Sales. Mr. Bellavia joins California Micro Devices after 20+ years in executive management positions with such companies as Inter-Manufacturing Incorporated (IMI), Adaptive Logic, IXYS Corporation
(IXYS), Intel, and Hewlett Packard.

"Chuck will substantially strengthen the California Micro Device's team at a critical time when many new products and the increasing acceptance of our P/Active( family of integrated passives is boding well to increase revenue growth," explained Jeff Kalb, President and CEO.

During the last two years, Mr. Bellavia was President of a private consulting firm, assisting clients in the wireless, Internet, software, semiconductor, and hardware industries worldwide. Assignments included developing business plans, corporate positioning, raising equity, forming worldwide sales organizations, and implementing strategic marketing plans.

Since 1997, Mr. Bellavia has been a member of the board of directors for IMI. Prior to 1997, Mr. Bellavia was Vice President of Sales and Marketing at Adaptive Logic where he designed both a sales generation system and a market focus program that produced the company's first design wins. As
Vice President of Sales and Marketing at IXYS five years earlier, Mr. Bellavia was key in cultivation of a technology agreement with a division of Rockwell and a second source relationship with Medtronic.
Both alliances served to dramatically increase bookings and market share for IXYS. Mr. Bellavia also served long stints in senior sales management positions at Intel Corporation and Hewlett Packard prior to IXYS.

A technical author and keynote speaker, Mr. Bellavia received his Masters degree in Business Administration from the University of Rochester in New York, and a Bachelors degree in Electrical Engineering from Clarkson University also in New York.

                            # # #

Headquartered in Milpitas, California, California Micro Devices designs, manufactures and markets integrated thin film, silicon-based termination, filtering, and active electronic circuitry. Built in ISO 9000-registered quality system environments, California Micro Device's products target the requirements of computer, networking, and communication-based customers for smaller, high density devices that operate at high frequencies with superior performance and functionality.


                      215 Topaz Street Milpitas, CA  95035
       (408) 263-3214  Fax (408) 263-7846  Toll-free 1-800-325-4966
                              www.calmicro.com